EXHIBIT 3(A)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               LENNAR CORPORATION

         The undersigned, a Vice President of Lennar Corporation (the "Corporation"), a Delaware corporation, certifies as follows:

         1. At a duly called meeting of the Corporation's Board of Directors held on March 4, 1999 at which a quorum was present at all times, the Board of Directors adopted and declared advisable the amendment to the Corporation's Certificate of Incorporation described in Paragraph 3.

         2. At the Annual Meeting of Stockholders of the Corporation held on April 6, 1999, at which a quorum was present or represented by proxy at all times, the amendment to the Corporation's Certificate of Incorporation described in Paragraph 3 was adopted by the vote of a majority of the shares of outstanding stock entitled to vote on it, and by the vote of a majority of the shares of Common Stock, and the vote of a majority of the shares of Class B Common Stock, each voting as a separate class, which were voted on it. Therefore, that amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and in accordance with the Corporation's Certificate of Incorporation.

         3. The Amendment to the Corporation's Certificate of Incorporation which was adopted as described in Paragraphs 1 and 2 was to amend Article IV of the Corporation's Certificate of Incorporation so that, as amended, Article IV reads as follows:

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                                  "ARTICLE IV."

                                      STOCK

         The total authorized number of shares of stock of the Corporation is 230,500,000 shares. Of these, 100,000,000 shares are classified as Common Stock, par value $.10 per share, 30,000,000 shares are classified as Class B Common Stock, par value $.10 per share, 100,000,000 shares are classified as Participating Preferred Stock, par value $.10 per share, and 500,000 shares are classified as Preferred Stock, par value $10.00 per share, except that if at any time after shares of Class B Common Stock are issued, there no longer are any outstanding shares of Class B Common Stock, the authorization to issue Class B Common Stock will terminate and after that time the shares of stock the Corporation is authorized to issue will be 130,000,000 shares of Common Stock, par value $.10 per share, 100,000,000 shares of Participating Preferred Stock, par value $.10 per share, and 500,000 shares of Preferred Stock, par value $10.00 per share, and the Company will file a Certificate of Amendment to its Certificate of Incorporation or a restated Certificate of Incorporation showing the change in the authorized stock. As used in this Certificate of Incorporation, the term "Common Stock" refers to Common Stock, par value $.10 per share, and does not include Class B Common Stock; the term "Class B Common Stock" refers to Class B Common Stock, par value $.10 per share; the term "Participating Preferred Stock" refers to Participating Preferred Stock, par value $.10 per share; and the term "Preferred Stock" refers to Preferred Stock, par value $10 per share, and does not include Participating Preferred Stock.

         The description of the classes of stock and the relative rights, voting power, preferences and restrictions of the shares of each class which are fixed by the Certificate of Incorporation and the express grant of authority to the Board of Directors of the Corporation (hereinafter referred to as the "Board of Directors") to fix by resolution or resolutions the dividend rate, the redemption price, the liquidation price, the conversion rights, if any, and the

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sinking or purchase fund rights of shares of any class or of any series of any class or the number of shares constituting any series of any class are as follows:

                                 PREFERRED STOCK

         (a) The 500,000 shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such relative rights, voting power, preferences and restrictions as are stated herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors as hereinafter provided.

         (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article, to authorize from time to time the issuance of one or more series of Preferred Stock, and with respect to each series to fix or alter from time to time as to shares then unallotted, by resolution or resolutions providing for the issuance of such series:

                  (1) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                  (2) The dividend rate or rates to which shares of such series shall be entitled; the restrictions, conditions and limitations upon the payment of such dividends; whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall be cumulative and the dates on which such dividends if declared shall be payable;

                  (3) The manner of selecting shares for redemption, the redemption price and the manner of redemption and the effect thereof;

                  (4) The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the Corporation, which amount may vary at

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         different dates and may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary;

                  (5) The obligation, if any, of the Corporation to maintain a purchase, retirement or sinking fund for shares of such series and the provisions with respect thereto;

                  (6) The terms and conditions of the rights, if any, of the holders of such series to convert such shares into shares of Common Stock of the Corporation;

                  (7) The terms and conditions of the rights, if any, of the holders of shares of such series to vote such shares;

                  (8) Any other rights, preferences, powers and restrictions not inconsistent with applicable law or the provisions hereof.

         (c) All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. All series of Preferred Stock shall be of equal rank and be identical in all respects, except as permitted by paragraph (b) of this provision regarding Preferred Stock.

         (d) The holders of the Preferred Stock of each series shall be entitled to receive such dividends in cash, when and as declared by the Board of Directors, to be paid out of earned surplus or out of paid-in surplus or out of net earnings legally available for the payment thereof, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such resolution or resolutions. No dividends, whether in cash or property, shall be paid or declared, nor shall any distribution be made, in any year on the Common Stock or the Class B Common Stock unless and until the full dividends on the Preferred Stock of all series required to be paid in that year have been paid or declared but not paid, and if declared, a sum sufficient for the payment thereof has been set apart. In addition so

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long as there shall be outstanding any shares of Preferred Stock of any series entitled to cumulative dividends pursuant to the resolution or resolutions providing for the issuance of such series, no dividends, whether in cash or property shall be paid or declared, nor shall any distribution be made on the Common Stock, nor shall any shares of Common Stock or Class B Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless and until the full cumulative dividends on the Preferred Stock of all series entitled to cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared, and if declared but not paid, a sum sufficient for the payment thereof has been set apart, and the Corporation shall have set aside all amounts, if any, theretofore required to be set aside as and for a purchase, retirement or sinking fund, if any, for the Preferred Stock of all series for the then current year and all defaults, if any, in complying with any such purchase, retirement or sinking fund requirements in respect of previous years shall have been made good. The foregoing provisions of this Paragraph shall not, however, apply to a dividend payable in Common Stock or Class B Common Stock or to the acquisition of shares of Common Stock or Class B Common Stock in exchange for, or through application of the proceeds of the sale of, shares of Common Stock. Accruals of dividends shall not bear interest.

         (e) The holders of the Preferred Stock of each series shall be entitled in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to be paid as a liquidating dividend, before any distribution or payment is made to the holders of any Participating Preferred Stock, Common Stock or Class B Common Stock, the amount per share provided for in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series. When such payments shall have been made in full to the holders of the Preferred Stock, they shall have no further rights in respect of their shares or the assets of the Corporation. If upon any liquidation or dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all

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outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the shares of Preferred Stock of each series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable in respect of the Preferred Stock of that series were paid in full. Neither the statutory merger nor consolidation of the Corporation into or with any other corporation, nor the statutory merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

         (f) The Corporation at the option of the Board of Directors may at any time redeem the whole or from time to time may redeem any part of any series of Preferred Stock for the consideration provided in and in accordance with the terms and conditions of the resolution or resolutions of the Board of Directors authorizing such series.

         (g) At all meetings of Stockholders of the Corporation, each holder of record of Preferred Stock shall have such voting rights, if any, as may be provided in resolutions adopted by the Board of Directors providing for the issuance of each series.

                          PARTICIPATING PREFERRED STOCK

         (a) Voting Rights and Powers

         With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, (1) the holders of the outstanding shares of Participating Preferred Stock, the holders of the outstanding shares of Common Stock and the holders of the outstanding shares of Class B Common Stock will vote together without regard to class, and (2) each holder of record of Participating Preferred Stock will be entitled to one vote for each share of Participating Preferred Stock held in the holder's name, except that (i) any

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amendment to this Certificate of Incorporation which would change the number of authorized shares, the par value or the voting rights of, the restriction on dividends upon, or any other provision of this Certificate of Incorporation relating to, the Common Stock, the Class B Common Stock or the Participating Preferred Stock, in addition to being adopted as required by law, must be approved by the affirmative vote of a majority of the shares of Participating Preferred Stock and Common Stock, voting together without regard to class, which are voted with regard to the amendment and (ii) in addition to any other vote required by this Certificate of Incorporation, the Corporation's by-laws, any rule of any securities exchange or otherwise, any merger, consolidation or other business combination involving the Corporation (x) will require the affirmative vote of a majority of the shares of Participating Preferred Stock which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Participating Preferred Stock in the transaction is the same as that received by the holder of a share Common Stock and (y) will require the affirmative vote of a majority of the shares of Participating Preferred Stock and Common Stock, voting together without regard to class, which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Participating Preferred Stock in the transaction is the same as that received by the holder of a share of Class B Common Stock; provided however, that if stockholders are given the right to elect among different kinds of consideration in a business combination, the holder of a share of Participating Preferred Stock will be deemed to receive the same type and amount of consideration as the holder of a share of stock of another class if the holder of a share of Participating Preferred Stock is given the same rights of election (including without limitation proration rights) as the holder of a share of stock of the other class.

         (b) Dividends and Distributions.

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                  (1) Cash Dividends. No cash dividends may be paid in a
calendar year with regard to a share of Common Stock or with regard to a share of Class B Common Stock until cash dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in that year with regard to each outstanding share of Participating Preferred Stock. After dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in a calendar year with regard to each outstanding share of Participating Preferred Stock, no further cash dividends may be paid in that year with regard to a share of Participating Preferred Stock until dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in that year with regard to each outstanding share of Common Stock. Any dividends in excess of $0.0125 per share paid in a calendar year to the holders of the Participating Preferred Stock or the holders of the Common Stock will be paid with regard to the shares of both those classes on an equal per share basis without regard to class.

                  (2) Other Dividends and Distributions. Each dividend or distribution made to the holders of the Participating Preferred Stock, the Common Stock or the Class B Common Stock, other than cash dividends or distributions upon liquidation of the Corporation, will be distributable to the holders of the Participating Preferred Stock, the Common Stock and the Class B Common Stock without regard to class, except that in the case of dividends or other distributions payable in stock of the Corporation, other than Preferred Stock, the stock distributed with respect to the Participating Preferred Stock will be additional shares of Participating Preferred Stock, the stock distributed with regard to the Common Stock will be additional shares of Common Stock and the stock distributed with regard to the Class B Common Stock will be additional shares of Class B Common Stock.

         (c) Stock Splits, Stock Dividends and Share Consolidations.

         The Corporation may not (i) pay a dividend with regard to its Participating Preferred Stock in additional shares of Participating Preferred Stock, or divide or consolidate its

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outstanding Participating Preferred Stock into a greater or lesser number of shares, unless it pays the same dividend with regard to its Common Stock (but payable in additional shares of Common Stock instead of additional shares of Participating Preferred Stock) or divides or consolidates its outstanding Common Stock in the same manner in which it divides or consolidates its Participating Preferred Stock or (ii) pay a dividend with regard to its Common Stock in additional shares of Common Stock, or divide or consolidate its outstanding Common Stock into a greater or lesser number of shares, unless it pays the same dividend with regard to its Participating Preferred Stock (but payable in additional shares of Participating Preferred Stock instead of additional shares of Common Stock) or divides or consolidates its outstanding Participating Preferred Stock in the same manner in which it divides or consolidates its Common Stock.

         (d) Liquidation.

         No assets of the Corporation may be distributed upon liquidation of the Corporation to the holders of shares of Common Stock or Class B Common Stock until the holders of the Participating Preferred Stock have received liquidating distributions totaling $10.00 per share. When the holders of the Participating Preferred Stock have received liquidating distributions totaling $10.00 per share, no further assets of the Corporation may be distributed to the holders of the Participating Preferred Stock upon liquidation of the Corporation until the holders of the Common Stock have received liquidating distributions totaling $10.00 per share. Any liquidating distributions in excess of $10.00 per share to the holders of the Participating Preferred Stock or the holders of the Common Stock will be made to the holders of both those classes on an equal per share basis without regard to class. If assets distributed upon liquidation of the Corporation are other than cash, the amount distributed to the holders of the Participating Preferred Stock or the Common Stock will include the value of the non-cash assets as determined in good faith by the Board of Directors of the Corporation.

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         (e) Other Rights.

         Except as otherwise provided in this Certificate of Incorporation or provided by law, each share of Participating Preferred Stock and each share of Common Stock will have identical rights, powers, preferences and restrictions, and copies of all reports and other communications which are sent by the Corporation to the holders of the Common Stock must also be sent to the holders of the Participating Preferred Stock.

                      COMMON STOCK AND CLASS B COMMON STOCK

         (a) Voting Rights and Powers.

         With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, (1) the holders of the outstanding shares of the Common Stock, the holders of the outstanding shares of Class B Common Stock and the holders of the outstanding shares of Participating Preferred Stock will vote together without regard to class, (2) each holder of record of Common Stock will be entitled to one vote for each share of Common Stock held in the holder's name, and (3) each holder of record of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock held in the holder's name, except that (i) any amendment to this Certificate of Incorporation which would change the number of authorized shares, the par value or the voting rights of, the restriction on dividends upon, or any other provision of this Certificate of Incorporation relating to, the Common Stock, the Class B Common Stock or the Participating Preferred Stock, in addition to being adopted as required by law, must be approved by holders of a majority of the shares of Common Stock and Participating Preferred Stock, voting together without regard to class, which are voted with regard to the amendment; and (ii) in addition to any other vote required by this Certificate of Incorporation, the Corporation's by-laws, by any rule of any securities exchange or otherwise, any merger, consolidation or other business combination involving the Corporation (x) will require the affirmative vote of a majority of the issued and outstanding shares of

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Common Stock which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Common Stock in the transaction is the same as that received by the holder of a share of Participating Preferred Stock, and (y) will require the affirmative vote of a majority of the outstanding Participating Preferred Stock and the outstanding Common Stock, voting together without regard to class, unless the type and amount of consideration received by the holder of a share of Common Stock in the transaction is the same as that received by the holder of a share of Class B Common Stock; provided, however that if stockholders are given the right to elect among different kinds of consideration in a business combination, the holder of a share of Common Stock will be deemed to receive the same type and amount of consideration as the holder of a share of stock of another class if the holder of the share of Common Stock is given the same rights of election (including without limitation proration rights) as the holder of a share of stock of the other class.

         (b) Dividends and Distributions.

                  (1) Cash Dividends. The cash dividends paid with regard to a share of Class B Common Stock in a calendar year may not be more than 90% of the cash dividends paid with regard to a share of Common Stock in that calendar year.

                  (2) Other Dividends and Distributions. Each dividend or distribution made to the holders of the Common Stock or the Class B Common Stock, other than cash dividends, will be distributable to the holders of the Common Stock and Class B Common Stock without regard to class, except that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, the stock distributed with respect to the Participating Preferred Stock will be additional shares of Participating Preferred Stock, the stock distributed with respect to the Common Stock will be additional shares of Common Stock and the stock distributed with respect to the Class B Common Stock will be additional shares of Class B Common Stock.

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         (c) Restrictions on Transfer of the
             Class B Common Stock.

                  (1) Permitted Transferees. No beneficial owner of shares of Class B Common Stock (a "Class B Stockholder") may transfer shares of Class B Common Stock, whether by sale, assignment, gift, bequest or otherwise, except to a Permitted Transferee of that Class B Stockholder. A "Permitted Transferee" of a Class B Stockholder is (i) the Class B Stockholder's spouse; (ii) a parent or lineal descendant (including an adopted child) of a parent of the Class B Stockholder, or the spouse of a lineal descendant of a parent of the Class B Stockholder; (iii) a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, the Class B Stockholder, or a trustee, guardian or custodian for a Permitted Transferee of the Class B Stockholder; (iv) the trustee of a trust (including a voting trust) for the benefit of the Class B Stockholder and (v) a corporation, partnership or other entity of which the Class B Stockholder and Permitted Transferees of the Class B Stockholder are the beneficial owners of a majority in voting power of the equity. For the purpose of this Paragraph a "beneficial owner" of Class B Common Stock is a person who, or entity which, has or shares the power to direct the voting or disposition of the Class B Common Stock.

                  (2) Impermissible Transfer Void. Any purported transfer of Class B Common Stock other than to a Permitted Transferee will be void and will not be recognized by the Corporation. The Corporation may, as a condition to the registration of a transfer of Class B Common Stock to a purported Permitted Transferee, require such affidavits or other proof as the Corporation deems necessary to establish that the transferee is a Permitted Transferee.

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                  (3) Legend on Stock Certificates. Each certificate
         representing Class B Common Stock will bear a legend referring to the restrictions on transfer of the Class B Common Stock.

                  (4) Registered Owner. Each share of Class B Common Stock will be registered in the name of the beneficial owner of the share and not in "street name" or the name of a nominee.


         (d) Issuance of Class B Common Stock.

                  (1) Initial Issuance. Upon the merger of Lennar Corporation ("Old Lennar") with and into the Corporation (the "Merger") in accordance with a Plan and Agreement of Merger dated June 10, 1997, (the "Merger Agreement") between the Corporation (the name of which at that date was Pacific Greystone Corporation) and Old Lennar, each share of Class B Common Stock, par value $.10 per share, of Old Lennar which is outstanding immediately before the Merger becomes effective is being converted into and becoming one share of Class B Common Stock of the Corporation.

                  (2) Subsequent Issuance. The Corporation may not issue any shares of Class B Common Stock, except (i) as provided in Paragraph
         (d)(1) or (ii) as a dividend or distribution as provided in Paragraph
         (b)(2).

         (e) Conversion of Class B Common
             Stock into Common Stock.

         A Class B Stockholder may at any time convert shares of Class B Common Stock into a like number of shares of Common Stock by surrendering the certificates representing the shares of Class B Common Stock to be converted (or representing a greater number of shares of Class B Common Stock) to the Company accompanied by a request that all or a specified number of the shares of Class B Common Stock represented by the certificates be converted into Common Stock. Once Class B Common Stock has been

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converted into Common Stock, the Common Stock may not be reconverted into Class
B Common Stock.

         (f) Termination of Class Rights and Powers.

         If at any time the number of outstanding shares of Class B Common Stock is less than 10% of the outstanding shares of Common Stock and Class B Common Stock taken together, the Class B Common Stock will automatically be converted into, and become for all purposes, shares of Common Stock. After the Class B Common Stock is converted into Common Stock as provided in this paragraph, the Company may issue certificates which represent Common Stock in exchange for certificates which represented Class B Common Stock. However, the automatic conversion of Class B Common Stock into Common Stock will be effective whether or not certificates are exchanged.

         (g) Other Rights.

         Except as otherwise provided in this Certificate of Incorporation, or provided by law, each share of Common Stock and each share of Class B Common Stock will have identical powers, preferences and rights, including rights in liquidation, and copies of all reports and other communications which are sent by the Corporation to the holders of the Common Stock must also be sent to the holders of the Class B Common Stock."

         IN WITNESS WHEREOF, I have signed this Certificate on April 9, 1999.

                                                    /S/ BRUCE GROSS
                                                    ----------------------------
                                                       Vice President

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